FOR IMMEDIATE RELEASE

Prologis Reports Second Quarter Results

Demand improves amid uncertain macroeconomic environment

SAN FRANCISCO (July 17, 2024) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported second quarter results for 2024.

Net earnings per diluted share was $0.92 for the second quarter of 2024 compared with $1.31 for the second quarter of 2023. The results for the second quarter of 2023 include $0.58 per diluted share attributable to Net Promote Income from our Strategic Capital business, while the results for the same period in 2024 include Net Promote Expense.

Core funds from operations (Core FFO)* per diluted share was $1.34 for the second quarter of 2024, compared with $1.83 for the same period in 2023. Core FFO, excluding Net Promote Income (Expense)* per diluted share for the second quarter of 2024 was $1.36 compared with $1.25 for the second quarter of 2023.

“We continue to outperform the industry, driven by our team and the quality of our assets,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “While customer demand remains subdued, it is improving, and we expect that trend to continue as the construction pipeline shrinks. Meanwhile, our premier global portfolio will continue to benefit from its embedded NOI potential, and opportunities in data centers and energy give us tremendous confidence in future growth.”

OPERATING PERFORMANCE

Owned & Managed	2Q24	Notes
Average Occupancy	96.1%
Leases Commenced	46.6MSF	39.6MSF operating portfolio and 7.0MSF development portfolio
Retention	73.2%

Prologis Share	2Q24	Notes
Average Occupancy	96.3%
Cash Same Store NOI*	7.2%
Net Effective Rent Change	73.9%
Cash Rent Change	51.4%

DEPLOYMENT ACTIVITY

Prologis Share	2Q24
Acquisitions	$279M

Weighted avg stabilized cap rate (excluding other real estate)	5.0%
Development Stabilizations	$2,039M
Estimated weighted avg yield	5.9%
Estimated weighted avg margin	14.5%
Estimated value creation	$296M
% Build-to-suit	31.9%
Development Starts	$300M
Estimated weighted avg yield	7.1%
Estimated weighted avg margin	19.4%
Estimated value creation	$58M
% Build-to-suit	15.7%
Total Dispositions and Contributions	$940M
Weighted avg stabilized cap rate (excluding land and other real estate)	5.8%

BALANCE SHEET STRENGTH & LIQUIDITY

“We continue to operate from a position of financial strength, with debt-to-EBITDA below 5.0x and nearly $6.5 billion of available liquidity. The company is capitalizing on a wide range of growth opportunities, including our data center and energy businesses," said Timothy D. Arndt, chief financial officer, Prologis. “In addition, during the quarter we raised $1.2 billion of debt across our balance sheet and funds, and we launched our $1 billion commercial-paper program, already saving us more than 60bps on our short-term borrowing costs in the U.S.”

During the second quarter, Prologis and its co-investment ventures issued an aggregate of $1.2 billion of debt at a weighted average interest rate of 4.4%, and a weighted average term of 10.9 years.

At June 30, 2024, debt as a percentage of total market capitalization was 23.7%, and the company’s weighted average interest rate on its share of total debt was 3.1%, with a weighted average term of 9.3 years and no significant debt maturities until 2026.

FOREIGN CURRENCY STRATEGY

Prologis hedges its exposure to foreign currency fluctuations by borrowing in the currencies in which it invests and using derivative financial instruments. At June 30, 2024, 96.5% of Prologis’ equity was in USD and forecasted earnings for 2024, 2025 and 2026 are 98%, 98% and 98%, respectively, in USD or hedged through derivative contracts.

2024 GUIDANCE

Prologis’ guidance for net earnings is included in the table below as well as guidance for Core FFO*, which are reconciled in our supplemental information.

2024 GUIDANCE

Earnings (per diluted share) Previous Revised Change at M.P.

Net earnings attributable to common stockholders	$3.15 to $3.35	$3.25 to $3.45	3.1%
Core FFO attributable to common stockholders/unitholders*	$5.37 to $5.47	$5.39 to $5.47	0.2%

Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*[1]	$5.45 to $5.55	$5.46 to $5.54	-

Operations – Prologis Share

Average occupancy	95.75% to 96.75%	95.75% to 96.75%	-
Cash Same Store NOI*	6.25% to 7.25%	6.25% to 7.25%	-

Strategic Capital (in millions) Previous Revised Change at M.P.

Strategic Capital revenue, excluding promote revenue	$530 to $550	$520 to $540	(1.9)%
Net Promote Income (Expense)	$(80)	$(65)	$15

G&A (in millions)

General & administrative expenses	$415 to $430	$415 to $430	-

Capital Deployment – Prologis Share (in millions)

Development stabilizations	$3,600 to $4,000	$3,600 to $4,000	-
Development starts	$2,500 to $3,000	$2,500 to $3,000	-
Acquisitions	$500 to $1,000	$1,000 to $1,500	66.7%
Contributions	$1,750 to $2,250	$1,750 to $2,250	-
Dispositions	$800 to $1,200	$1,000 to $1,400	20.0%
Net sources/(uses)	$(450) to $(550)	$(750) to $(850)	(60.0)%
Realized development gains	$300 to $400	$300 to $400	-
1.
We are further adjusting Core FFO to exclude $0.07 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

July 17, 2024, CALL DETAILS
The call will take place on Wednesday, July 17, 2024, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available July 17 – July 31 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13747329. The webcast replay will be posted in the Investor Relations section of www.prologis.com under “Events & Presentations.”

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At June 30, 2024, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (115 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,700 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, expectations regarding new lines of business, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to global pandemics; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Prologis Investor Relations

Media: Prologis Corporate Communications